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                                                                      EXHIBIT 23

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in Halifax Corporation's Registration Statement (Form S-8) pertaining to the Halifax Corporation 1994 Key Employee Stock Option Plan of our report dated September 7 1999, with respect to the consolidated financial statements of Halifax Corporation included in its Annual Report on Form 10-K for the year ended March 31, 1999, filed with the Securities and Exchange Commission.

                                                          /s/ ERNST & YOUNG LLP

Washington, D.C.
September 7, 1999